Exhibit 99.1

VIAVID

communications simplified.

OptimizeRx Corporation

Second Quarter 2016 Conference Call

Aug 8, 2016

C O R P O R A T E P A R T I C I P A N T S

William Febbo, Chief Executive Officer

Doug Baker, Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Neal Feagans, Private Investor

Harvey Poppel, Poptech, L.P.

P R E S E N T A T I O N

Operator:

Good afternoon and thank you for joining us today to discuss OptimizeRx’s Second Quarter ended June 30, 2016. With us today are the Company’s Chief Executive Officer, William Febbo; and its Chief Financial Officer, Doug Baker. Following their remarks, we will open the call to your questions.

Before we begin, I would like to provide the Company’s Safe Harbor statement. Statements made by Management during today’s call, may contain forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate’, ‘possible’, and ‘seeking’ or similar expressions identifying forward-looking statements and they—and they speak only to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events are—and actual results could differ materially from those set forth in and contemplated by or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject and could affect our business and financial results are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This Form is available on the Company’s website and on the SEC website at, sec.gov. I would like to remind everyone that today’s call is being recorded and it will be available for replay through August 29, starting later this evening. Please see today’s press release for replay instructions.

Now with that, I would like to turn the call over to the Chief Financial Officer of OptimizeRx, Mr. Doug Baker. Please proceed—sir, please proceed.

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Doug Baker:

Thank you, Rufus. I’d like thank everyone for joining us on today’s call to discuss our results for the second quarter of 2016. Following my financial review, Will is going to comment on our operational performance and provide our outlook for 2016.

Now, turning to our financial results for the quarter, our net revenue in the second quarter of 2016 increased 12% to $1.9 million versus $1.7 million in the same year ago quarter. The increase was due to both increased promotion of pharmaceutical brands and expanded distribution channels. Our revenue for the first six months of 2016 was $3.67 million, up 15% from the same period last year. Our gross margin increased to 48.3% in the second quarter of 2015—increased from 48.3% the second quarter of 2015 to 51.8% in the second quarter of 2016. For the first six months of 2016, our gross margin was 50.6%, up from 48.6% in the same year ago period. The gross margin improvement in both periods is related to a shift in product mix towards products that were not subject to revenue sharing. Operating expenses in the second quarter of 2016 were $1.6 million as compared to $1.0 million in the same year-ago quarter. The increase was primarily due to an increase in expenses related to growth initiatives including investments in our Executive and Sales Team and related marketing and travel. As of June 30, we had a total of 22 employees up from 16 at December 31, 2015, but in line with our budgeted number of employees. Since the comparable quarter of 2015, we’ve hired several key executives including a Vice President of Client Services, a Senior Vice President of Business Development, a Senior Vice President of Product & Strategy, and additional Vice President of Sales, a new Vice President of Channel, and of course, Will, our new CEO.

Our operating expenses including the one-time lawsuit settlement expense of $160,000 as a result of a lawsuit that we settled in the second quarter related to the separation agreement of a former CEO that resigned for personal reasons in 2013. Only $50,000 of that was cash which is a considerable savings as (inaudible) seen the case to court. Our net loss was $592,000 or $0.02 per share as compared to a net loss of $157,000 or 1%—$0.01 per share in the same year ago quarter.

Turning to the balance sheet, our cash and cash equivalents totaled $7.6 million at June 30, 2016 as opposed to $7.5 million at March 31, 2016. We continue to operate debt free.

Now with that, I’d like to turn the call over to Will.

William J. Febbo:

Thanks, Doug and thanks everyone for joining us today. It’s good to be here again 5.5 months into the position as CEO, I remain very positive on the opportunity we have with all our clients, our channel partners, investors and the team. I’d like to begin with giving our listeners some context on the total available market we have in front of us. There are approximately 650 retail pharma brands with traditional coupon programs. Our current average coupon program is about $125,000. With an ASP like this, it was established prior to our strategic investment by WPP as you all know, a strong partner and one of the world’s largest media companies, and prior to the plan of offering new products and services of our existing client base and brands to enhance our position in the market. Given these brands and the ASP potentially reaching $300,000, it is clear we have a major growth opportunity in front of us. In our favor are many things; first mover advantage, limited competition, very hard—very high barrier to entry given the fragmented nature of EHR space, our strong balance sheet, and critical to every business, a great team.

Here are some statistics that support why our Company is in the right place at the right time. Twenty percent of all sales reps actually speak to a doctor. Over a billion dollars are wasted on infeasible doctor calls, meaning the rep never gets to the doctor. Doctors spend over 3.3 hours a day at the computer, the HER, where our point of distribution is. Eighty percent of physicians in the market are using EHR and 85% of physicians are actually e-prescribing.

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On our last quarterly call, I talked about four key priorities we are pursuing in 2016 and beyond. I want to give you an update on those. The first is to introduce new products and services to our existing client base, grow from within, and particularly, we could—we plan to expand our suite of services from the financial messaging known as e-coupons, to include clinical messaging and brand support. We will continue to invest and grow financial messaging as the lead product as it has the most momentum and is one of the top-three products healthcare providers want to deliver to patient at point-of-care once they’ve made their prescription decision. We will also grow clinical messaging by leveraging our exposure through media companies owned by WPP and in the marketplace. In fact, our partnership with WPP is beginning to gain traction and I’m glad to report 15 new brands for financial messaging and 12 new brands for clinical messaging will be launched in Q3 which equate to approximately $600,000 in revenue. Very happy about this, and put a lot effort on that.

Inside of Q2, WPP also completed its acquisition of CMI, one of the larger media buyers for pharmaceutical companies. We are actively training their internal team so we can work hand-in-hand with their brands. This is relevant because media companies control the budgets often and advise on those budgets for pharmaceutical brand managers, and particularly on the clinical messaging side where we hope to get a lot of growth.

Additionally, we’ve pulled together what have been relatively disparate services, we called before drug file integration, sales force training, and return on investment services, into the new practice called brand support. In ‘15, that was approximately $0.5 million in revenue to give you some context. Does this service—through this service, sorry, we helped our pharma clients audit their formulary within the EHR ecosphere which is the key to adoption and/or prescription of any given drug. Our brand support business has generated over $800,000 to-date, so I believe this will become a significant part of our growth story as well as a solid switching cost or barrier to entry within the market. I’m very encouraged by the results to-date.

We also initiated a rebranding of our Company during the quarter to demonstrate our ability to provide financial and clinical messaging, as well as brand support services. The entire rollout of new marketing, messaging in materials will be completed in Q3 and ties nicely into the budget planning cycle our clients have for 2017. These tools will allow for more up-sell opportunities to existing clients, and show potential clients that we are evolving from one product to multiple services in and around point-of-care. Stay tuned for this in early September. I’m very excited about the work we’re seeing.

The second key priority while more operational is rounding out our Leadership Team, as Doug mentioned, the Sales Team as well and also the marketing plan. What we’re trying to drive at is to show our leadership to our clients and our channel partners. During the quarter, we appointed Brian Dillon to the new position of Senior Vice President of Product and Strategy to lead the expansion of our product lines. As many of you’ve seen and I’ve talked to from the press release and his bio, Brian brings considerable value to our Senior Team. I’ve seen tangible results with channel partners reconsidering a direct relationship, agencies becoming more of a trusted partner, and our technology improvements have someone who can go deep on the necessary workflow to maximize the experience for all parties and drive revenue. Also during the quarter, we added two new Team Members to support our direct client outreach and channel partner management. In particular, we added an additional VP of Channel to service our channel partners, as well as added an Integration Specialist to onboard additional channel partners. We believe these additional Team Members will drive growth with our existing solutions as well as handle new products and services that we plan to launch before the end of 2016.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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The third priority is to enhance our proprietary technology to improve margin. As Doug referenced before, we’re starting to see traction there already by 3% or 4% and get beyond the perception of a one-product company. We have the beginnings of a strong channel with our partners. We now need to bring services, technology, and innovation, which are acceptable to our Partners and their clients.

Lastly, we will bring focus and investment in securing additional distribution points for our existing client base. I have now met with all our existing channel partners and the Channel Team is very—has a very encouraging pipeline of new partners. We plan to work closely with our ERX partners to get better reach into the HCPs. There are companies that—sorry, these are companies that bring e-prescription platforms into the EHRs like DrFirst, one of our key partners. This market is very dynamic and we continue to believe it is a channel which requires leadership around how to deliver content to medical professionals and patients which are in line with all guidelines. We want to be that leader.

During the quarter, we announced our first partnership in the independent pharmacies space with RxWiki, a rapidly growing digital healthcare Company with a network of 1,300 community pharmacies. This strategic partnership is a natural extension of our business into pharmacy and adds additional distribution points for our financial messaging or e-coupons. We are beginning to see initial revenue generated from partnerships such as TrialCard and RxWiki and we will pursue those very strongly through the remainder of the year.

As we talked about in the last call, turning to our key partnership with ALLscripts, the integration of our e-coupon functionality within their Touchworks EHR platform is on track, I’m glad to say, to launch in late 2016 and then on a wider scale in Q1, 2017. As a reminder, this is approximately 50,000 additional HCPs where we have an exclusive relationship for financial messaging with ALLscripts, a terrific Partner of ours.

In summary, our momentum continues in acquiring, integrating, and expanding into new promotional HER and eRx Platforms. We are actively engaged in discussions with several EHRs to integrate our technology into their platforms. We’re also working extensively with our EHR Partners to expand the reach of our messaging products to all of their healthcare providers as well as to increase the utilization of the financial messaging functionality by their existing users. With the growth of both our pharmaceutical products and our distribution network, we expect our distribution of messaging will continue to increase year-over-year. We plan to launch our proprietary messaging technology in the current quarter, Q3, with the revenue impact in Q4 as well as in 2017 and beyond.

Now with that, I’d like to open up the call to questions.

Operator:

Thank you, sir. If you would like to ask a question, please signal by pressing the star key, followed by the digit one on your telephone keypad. If you’re using a speakerphone, please make sure that your mute function is disengaged to allow your signal to reach our equipment. Again, press star, one to ask a question and we will pause for just a moment to allow everyone the opportunity to signal for a question. For our first question, we go to Neal Feagans.

Neal Feagans:

Hey, Will. Thanks for taking my call.

William J. Febbo:

Hey, Neal. Good to hear you.

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Neal Feagans:

Yes. Hey, look, it’s very exciting to hear the traction that we’re making with WPP. I think a lot of us understand how the coupon program works. I wondered if you could use the 12 new brands that we’ve signed for clinical messaging, could you use those and maybe give us an example of the type of message, how long a messaging program would run? What kind of revenue mechanism are we operating under, in other words, how are we paid and who’s funding the payment to us? Help us understand a little more about how all that is going to work as we start to make that a bigger part of the revenue stream.

William J. Febbo:

Absolutely, Neal. Good question. I can’t speak specifically to a brand or a manufacturer because they’re very sensitive about that but in essence, we have—we are paid by pharma. So, it is a manufacturing sponsoring a message and the message would also be embedded into the workflow similar to the e-coupon which comes up once a brand is typed by the physician. This is real estate to the right within the workflow that would have a clinical message which sometimes is branded similar to a banner-ad and other times it’s very plain text which leads to a pop-up window. We are paid by clicks. That’s all tracked the same way we would track a distribution of the e-coupon side. So, very similar business. The buyer is the same, the intention is the same, it’s to increase awareness of clinical advantage, and the importance is becoming more and more focused for pharmaceutical companies because of this new channel at point-of-care. Traditionally this would’ve been a media spend in Internet-based services, print, media, you know typical media budgets. This is a relatively new space so it’s growing quickly. It’s one of those few spaces where pharmaceuticals can sit back and really understand that it’s getting to the HCP and they love that it’s in the workflow at point-of-care.

Neal Feagans:

Will, what is—just a typical—what is a typical pay-per-click to us? Is it pennies per click or is it dimes per click? How do we think about that?

Doug Baker:

You it’s—we don’t disclose the per-click but its basically similar budget sizes. They generally want to, if they are a first time user, they’ll run a $50,000 to $100,000 program. That’s usually a 6-month window to be able to allocate that. Sometimes that happens more quickly, other times it does take the full six months depending on the therapeutic area. But, it’s very similar in nature around the budget sizes and the key aspect that I mentioned earlier in the presentation around CMI which is one of the new companies owned by WPP, because they’re really one of the major media companies in health. So, we are—we were very excited to see that and my hat’s off to the Terry Hamilton our SVP of Sales who’s really done a terrific job with that relationship.

Neal Feagans:

Okay, and two more real quick questions on this topic and I’ll get back in the queue. You said we have about $600,000 of revenue potential from the wins with WPP, the 15 new drug brands and the 12 new messaging opportunities, is that $600,000 per quarter?

Doug Baker:

You know, I have to be a little careful on guidance with revenue.

Neal Feagans:

You gave us a number right. There just wasn’t—because I took, I took 15 new brands times a $125,000 average per brand on the coupon side and I came up with $1.8 million a year just from the brands. So, I’m just wondering where—how—what is the $600,000 come in?

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Doug Baker:

I think if you use your formula, you can determine what an annual run rate would be. So, it’s—that’s material revenue for this year that I mentioned.

Neal Feagans:

Oh, for this year, okay and I’ll get back in the queue, Will, thank you.

William J. Febbo:

Hey Neil. Thanks, I appreciate all your support.

Operator:

As a reminder, ladies and gentlemen, that is star, one to ask a question. For our next question we go to Harvey Poppel with Poptech LP.

Harvey Poppel:

Yes. So Will, congratulations continuing on your initiatives. It sounds like a lot of good great progress.

William J. Febbo:

Thanks Harvey. Good to hear your voice.

Harvey Poppel:

Yes. Just to pick up on this clinical messaging for a moment that your—and brand support both. Just trying to get a better idea of the economic model. I know you don’t want to disclose the click pricing but can you—are you doing about the same level of revenue share with each of these or does the revenue share percentage of gross margin change from the 40%, 50%, 51%, 52% that you’re hitting right now?

William J. Febbo:

We have a slightly better margin on messaging mainly because of there is no royalty associated with it. We’ve about a 10% better margin on messaging and that’s material in our business as we scale. Relative to our channel partners, we have two levels to messaging. Prior to me joining the Firm we basically used other people’s messaging technology so we had a smaller revenue share. We built our own now and we’re in the process of embedding that into certain partners and that would be a 50-50 revenue share, traditional to or similar to the e-coupon.

Harvey Poppel:

What about brand support. I know that you talked about that includes a variety of different activities but is that a consulting type of business basically?

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William J. Febbo:

Yes, it’s very tactical. I always get a little nervous with the word consulting because there’re certainly firms out there that consult and with strategy. We—just given the network we have into the EHR and the very tactical nature of making sure formularies correctly placed, we tend to it—we’ve repositioned it so that brand support is really hitting most of our clients pre-launch because once they’re launched, generally these are—these things are cleaned up pretty quickly. So, it is consultative in nature but it’s very tactical. It is done by the team in Michigan and it is priced on a project basis but generally a 6-month and 12-month period, and if you look at the launches coming up, the reason why I’m excited about this business is you can see the number of brands that are going to be launched. You can be proactive in selling this service and it’s almost like an insurance audit service, and I think as the industry continues to adopt EHR as a point-of-care channel for marketing, like everything, they’re going to want assurances that it’s accurate, and so I think we’re going to have nice growth here. It also creates a bit of a switching cost because you get to know the brand manager a little deeper, you get to know the network and how their formularies sits within it. So, it’s all more touch points with the clients. It is the same client so we’re not going to different group and it’s often included in our statements of work now just as a default and then they can choose to keep it or not.

Harvey Poppel:

Does the conversion rate from brand support to financial messaging, has that historically been pretty high?

William J. Febbo:

What’s nice is they go together pretty well and right now we consider them one but the—some of the up-selling we’ve seen over the last few months has come from someone we already have the e-coupon for that we maybe didn’t have the brand support.

Harvey Poppel:

(Inaudible).

William J. Febbo:

So, it’s often that the financial messaging will drive it, and because it’s often a lot less even though it’s a very high margin because we don’t share any of that revenue, I mean, that is 100% ours minus our cost of people, it’s a nice product to have in the mix in terms of contribution.

Harvey Poppel:

Okay. Also, the numbers you gave earlier about brand support going from $0.5 million in all of 2015 to $800,000 or so year-to-date or through the first half, by subtracting that out of the total revenue, it would imply that your financial messaging business really is growing only in single digits.

William J. Febbo:

Yes, we did see it slow down and lately—and I think that was partially a little bit of a hangover from the year before where we had some distractions around raising money and hadn’t built up the Sales Team yet. But, I’ve seen the pipeline start to come back. We’ve had—we had some brands drop off in the early half of the year that just went generic and I feel good about financial messaging coming back pretty strongly in the second half and continuing to grow at. I in no way think that that market is tapped out. It’s—we’ve got a long way to go there.

Harvey Poppel:

With respect to that just same question I know you were asked last quarter and that is the—your logical EHR that it dropped down last year, any signs that they’re coming back.

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William J. Febbo:

Nothing definitive but I—I am someone who gets very tired of waiting, and so we have with James and his team, we’ve started conversations so three months ago with the other urology and oncology based EHRs and we haven’t signed one yet but we have several very good conversations going on. I still think they’re going to come back. We just can’t as a Company we can’t wait for them. The Good news is the client—Terry’s managed the clients well. They understand it’s not us and we’re hopeful we can—if they come back plus some of these other urology oncology focused EHRs, we’ll be in a really good position.

Harvey Poppel:

Okay. Final question is, have you had any success with certain forms of generic—of generics where there’s been kind of those special generics, they’re almost branded but they’re not quite?

William J. Febbo:

Yes, this whole cash card business. We—so we—we’re in the midst of finishing our third test. I think last call we talked about our second test and we’re actually pretty encouraged by what we’re seeing. The trick is doing it in a way that—finding the right partner. We think we have them. We just haven’t inked that deal yet, but I would say I’d have some material data to share at the end of Q3, my guess is with a pretty solid partner, and it’s definitely a piece of the puzzle. You see companies like Blink who is helping people connect to generics at a lower cost. You look at GoodRx, which is good for the cash paying people out there just finding where drugs are cheaper. So, you’ve got some interesting consumer plays. The issue always comes down to the pharmacies where you have a disconnect between just the database online and actually getting it fulfilled at pharmacy. So, we’re very much paying attention to this space, not just generic but across the board and talking to all the players because we want to be the connector for industry, the manufacturers, and that is a priority for us as a product development, something Brian Dillon’s working on with me.

Harvey Poppel:

Great. Thank you very much.

William J. Febbo:

Thanks, Harvey. Talk to you soon.

Operator:

As a final reminder, that is star, one to ask a question, and again if you are on a speakerphone, please make sure that your mute button is disengaged to that your signal can reach our equipment. Again, that is star, one to ask a question. With a follow-up question, we return to Neal Feagans.

Neal Feagans:

Hey, Will. I just have one more question on the clinical messaging. When we’re already embedded into the technology of EHRs like, we’ll just say Allscripts and DrFirst when we’re already doing the coupon programs, is it just laying a new product over the existing technology to do messaging, or does it require software development and integration with them that has a lengthy lag time, or is it simply a matter of them wanting to expand with us?

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William J. Febbo:

Well, there’s a couple ways to answer it. For people who have—for our EHR partners who already have a messaging platform, they’re really just looking for content, right. People like Allscripts and DrFirst, and there are—our payout is really far less because they’re really embedding—they have the technology, we’re just bringing some content. But—so, on that level, we get—that’s what we’re doing today, right, and that’s all we’ve been doing for the last 18 months. On the new technology that we’ve built, the answer is yes, it’s going to take some time. I think the companies that are most motivated to have that happen faster are the smaller EHRs with good populations of HCPs (phon) and therapeutic areas that are relevant to our client base. So, we have a strategy of course of working with the bigger ones who often have theirs but could—may be interested in our newer user interface and then looking at some of the smaller EHRs that would be very motivated just given the need for more revenue at that level. So, yes and no.

Neal Feagans:

Okay, and then switching gears completely here, operating cost $1.6 million for the quarter, is that a good number to use going forward or are we going to see that continue to climb with new hires and so forth that are already in the pipeline?

William J. Febbo:

I think I said early on we’re going to try to focus on topline growth and not the bottom. I was very encouraged with the spending that we were still cash flow positive operationally. I think that shows that I’m not just spending for the sake of spending. I have my—I think we have the majority of our hires complete. Any ones that are remaining would be in the sales and marketing and then account management based on growth beyond budget. So, I think it is a good number plus or minus a little bit.

Neal Feagans:

Okay, and you gave us a good little update on generics. It sounds like we’ll be hearing more about that later in the year. Is there anything you want to say about the animal med market, or is that not really even on the stove anymore?

William J. Febbo:

It’s definitely on the stove. There’s—it’s about a $200 million market opportunity. So, ignoring it, it just wouldn’t be responsible to shareholders and there was some momentum on it before I came. So, I reorganized the team. We built a business plan around it. That’s an area Dave Harrell is helping with, which has been terrific and I think there is some strategic value to having that, both human and animal health on the financial and clinical messaging. Just to give you more context on that, the reason why I think it’s so critical, aside from revenue potential is vets are losing business, losing their script business, their prescription business basically so—and that’s about 30% of their revenue. So, they’re highly motivated to have something, some service that keeps the client there to buy the prescription, and several of the larger players obviously listen to their vets because that’s their client. So, we’re talking to the right ones, we’ve got a good team, but nothing tangible to report.

Neal Feagans:

Do we need a new partner to go after that vertical, or by chance can WTT play a role there?

William J. Febbo:

In fact, they have. One of the Team Members was someone they introduced us to and he’s terrific. But no, we are in good discussions with the right two or three that have the majority of the market.

Neal Feagans:

Okay. Well, I’ll just get off the line by saying it looks like you got all the wheels turning in the right direction. It looks exciting and don’t be bashful about talking to us in between quarterly conference calls in terms of a little bit more news flow.

William J. Febbo:

Yes. I was hoping to have a little more prior to this earnings call. That is a priority, and the good news is when we do sign things, the people we’re signing with are very open to us talking about it. On the manufacturing side, it’s a little frustrating because you just can’t. They don’t allow it.

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Neal Feagans:

Well, that’s—like we’ve talked about offline, Will, we don’t really care who the customer is or what the brand name is, it’s just a generic reference to any of your customers or brands is more than enough. It’s just the when and some of the metrics around it that really keep the interest level up. We don’t really need to know who the manufacturer is, if you know what I mean.

William J. Febbo:

Yes, I got it.

Neal Feagans:

Okay, thanks again.

William J. Febbo:

I appreciate the support. Yes.

Operator:

With a follow-up question, we return to Harvey Poppel.

Harvey Poppel:

Yes, just one quick one. Any progress with the litigation, the royalty litigation?

William J. Febbo:

Nothing to report now. The company we have litigation with is now owned by a private equity firm in San Francisco and run by someone completely new. So, I don’t have anything to report but it’s ongoing. It’s something we’re very—I’m very focused on and still remain hopeful that we’ll be able to get through it.

Harvey Poppel:

Okay. Thank you very much.

William J. Febbo:

Thanks, Harvey.

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Operator:

At this time, this concludes our question-and-answer session. I would now like to turn the call back over to Mr. Febbo. Sir, please proceed.

William J. Febbo:

Thank you. Hey, thanks for calling in. We see there’s a good list of people who called in. The phone is always open for anyone and I am very encouraged by the team, as I said, the market, and I think we have an opportunity in front of us and we have some nice barriers in the way of others, and I look forward to reporting back at the end of Q3 and in the meantime, hopefully, we’ll close some things we can announce and get people excited about the opportunity to invest in OptimizeRx. I appreciate everyone’s time today. Thank you.

Operator:

I would like to remind everyone that this call will be available for replay starting later today. Please refer to today’s press release for dial-in and replay instructions. A webcast replay will also be available via the Company’s website at www.optimizerxcorp.com. Thank you for joining us today. You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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